EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST REPORTS 2020 THIRD QUARTER FINANCIAL RESULTS

● Third Quarter Net Revenues Grew 9% Sequentially;
● Bookings Increased 4% Sequentially

MT. LAUREL, NJ – November 10, 2020 - inTEST Corporation (NYSE American: INTT), a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets, including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications, today announced financial results for the quarter ended September 30, 2020.

2020 Third Quarter Financial Summary

($ in Millions, Except Per Share Data)	Three Months Ended
	9/30/2020	6/30/2020	9/30/2019
Semi Market Bookings (1)	$7.2	$7.3	$6.6
Multimarket Bookings (2)	7.2	6.6	7.3
Total Bookings	$14.4	$13.9	$13.9

Semi Market Bookings (1) - % of Total Bookings	50%	52%	48%
Multimarket Bookings (2) - % of Total Bookings	50%	48%	52%

Semi Market Net Revenues (1)	$7.4	$6.9	$7.1
Multimarket Net Revenues (2)	7.0	6.4	7.5
Total Net Revenues	$14.4	$13.3	$14.6

Semi Market Net Revenues (1) - % of Total Net Revenues	51%	52%	49%
Multimarket Net Revenues (2) - % of Total Net Revenues	49%	48%	51%

Gross Margin	$6.5	$6.1	$7.2
Gross Margin	45%	46%	49%

Net Earnings (GAAP)	$0.5	$0.2	$0.6
Net Earnings per diluted share (GAAP)	$0.04	$0.02	$0.06

Adjusted Net Earnings (Non-GAAP) (3)	$0.8	$0.5	$1.0
Adjusted Net Earnings per diluted share (Non-GAAP) (3)	$0.07	$0.05	$0.09

EBITDA (Non-GAAP) (3)	$0.9	$0.7	$1.3

	As of
	9/30/2020	6/30/2020	12/31/2019
Cash and cash equivalents	$9.5	$7.4	$7.6

(1)	Semi Market: These amounts include all bookings and net revenues from the semiconductor market.

(2)	Multimarket: These amounts include all bookings and net revenues from markets other than the semiconductor market.

(3)

Adjusted Net Earnings, Adjusted Net Earnings per diluted share and EBITDA are non-GAAP financial measures. Further information can be found under “Non-GAAP Results.” See also the reconciliation of GAAP measures to non-GAAP measures that accompanies this earnings release.

2020 Nine Month Year-to-Date Financial Summary

($ in Millions, Except Per Share Data)	Nine Months Ended
	9/30/2020	9/30/2019
Semi Market Bookings (4)	$21.2	$20.8
Multimarket Bookings (5)	20.9	20.9
Total Bookings	$42.1	$41.7

Semi Market Bookings (4) - % of Total Bookings	50%	50%
Multimarket Bookings (5) - % of Total Bookings	50%	50%

Semi Market Net Revenues (4)	$19.2	$24.9
Multimarket Net Revenues (5)	19.7	22.1
Total Net Revenues	$38.9	$47.0

Semi Market Net Revenues (4) - % of Total Net Revenues	49%	53%
Multimarket Net Revenues (5) - % of Total Net Revenues	51%	47%

Gross Margin	$17.4	$22.8
Gross Margin	45%	48%

Net Earnings (Loss) (GAAP)	$(0.5)	$1.6
Net Earnings (Loss) per diluted share (GAAP)	$(0.05)	$0.15

Adjusted Net Earnings (Non-GAAP) (6)	$0.4	$2.5
Adjusted Net Earnings per diluted share (Non-GAAP) (6)	$0.04	$0.24

EBITDA (Non-GAAP) (6)	$0.7	$3.4

(4)	Semi Market: These amounts include all bookings and net revenues from the semiconductor market.

(5)	Multimarket: These amounts include all bookings and net revenues from markets other than the semiconductor market.

(6)

Adjusted Net Earnings, Adjusted Net Earnings per diluted share and EBITDA are non-GAAP financial measures. Further information can be found under “Non-GAAP Results.” See also the reconciliation of GAAP measures to non-GAAP measures that accompanies this earnings release.

“We are pleased with our financial results for the third quarter,” commented inTEST President and CEO Nick Grant. “We delivered solid results in line with our expectations, resulting in sequential revenue and profitability growth. Net revenues of $14.4 million grew 9% and non-GAAP adjusted net earnings per diluted share of $0.07 increased from $0.05 as compared to the second quarter of 2020.” Mr. Grant added, “We are seeing improving conditions in most markets we serve and had good order activity from new customers during the third quarter. While COVID-related challenges continue to impact the overall operating environment, order flow has continued to strengthen, with third quarter bookings of $14.4 million increasing 4% from the second quarter.”

Mr. Grant continued, “We are operating in a challenging environment that rewards innovation and are meeting the demanding requirements of our customers with an impressive breadth of products to serve our global customer base. As we continue to strengthen our capabilities and enhance our position in the industry, we are building an enduring business.”

2020 Fourth Quarter Financial Outlook

inTEST’s guidance for the 2020 fourth quarter includes estimates of both GAAP and non-GAAP financial measures. A reconciliation between these GAAP and non-GAAP financial measures is included below.

Actual results may differ materially as a result of, among other things, the factors described under “Forward-Looking Statements” below.

inTEST expects that net revenues for the fourth quarter of 2020 will be in the range of $14.0 million to $15.0 million and that on a GAAP basis, our net loss per diluted share will range from $(0.08) to $(0.03). On a non-GAAP basis, we expect our adjusted net earnings (loss) per diluted share will range from $(0.05) to breakeven. In addition, we expect that gross margin will range from 44% to 45%. This outlook is based on the Company’s current views with respect to operating and market conditions and customers’ forecasts, which are subject to change.

The Company noted that guidance for the fourth quarter includes $1.3 million in non-recurring charges associated with (i) the consolidation of the Company’s EMS Products division into the manufacturing operation located in Mt. Laurel, NJ, and (ii) the reduction of the administrative footprint in the Company’s Mansfield, MA corporate office associated with the reestablishment of the Mt. Laurel, NJ office as the Company’s corporate headquarters. Excluding the non-recurring charges, the Company’s guidance for the fourth quarter of 2020 would have been for GAAP net earnings per diluted share in the range of $0.02 to $0.10 and non-GAAP adjusted net earnings per diluted share in the range of $0.05 to $0.13.

Mr. Grant commented, “Absent the non-recurring charges, our guidance for the fourth quarter of 2020 would have represented an improvement in our financial results as compared to the third quarter. We initiated cost reduction activities in the third quarter that included rightsizing our New Jersey EMS operation and consolidation of our California manufacturing into New Jersey. These actions not only provide cost reductions through footprint optimization, but they also allow us to better serve our global customers through streamlined operations. We expect that the consolidation of our EMS manufacturing will result in substantial annual savings going forward.”

2020 Third Quarter Supplemental Information and Conference Call Details

inTEST is providing Supplemental Information (“Information”) in combination with its press release. This Information is offered to provide shareholders and analysts with additional time and detail for analyzing the Company’s financial results in advance of the Company’s quarterly conference call. The Information will be available in conjunction with the press release at inTEST’s website www.intest.com, under the “Investors” section.

inTEST management will host a conference call on Tuesday, November 10, 2020 at 8:30 am Eastern Standard Time. The conference call will address the Company’s 2020 third quarter financial results, and management’s current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company’s current or future performance. To access the live conference call, please dial (323) 794-2598 or (800) 458-4121. The Passcode for the conference call is 1878028. Please reference the inTEST 2020 Q3 Financial Results Conference Call.

2020 Third Quarter Live Webcast Details

inTEST Corporation will provide a webcast in conjunction with the conference call. To access the live webcast, please visit inTEST’s website www.intest.com under the “Investors” section.

2020 Third Quarter Replay Details (Webcast)

A replay of the webcast will be available on inTEST’s website for one year following the live broadcast. To access the webcast replay, please visit inTEST’s website www.intest.com under the “Investors” section.

Submit Questions

In advance of the conference call, and for those investors accessing the webcast, inTEST Corporation welcomes individual investors to submit their questions via email to laura@ga-ir.com.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP financial measures. These non-GAAP financial measures include adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and EBITDA. Adjusted net earnings (loss) is derived by adding acquired intangible amortization, adjusted for the related income tax expense (benefit), to net earnings (loss). Adjusted net earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding. EBITDA is derived by adding acquired intangible amortization, interest expense, income tax expense, and depreciation to net earnings (loss). These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and EBITDA are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges and changes in the estimate of future consideration that may be paid out related to prior acquisitions as these expenses or income items may not be indicative of our current core business or future outlook. These non-GAAP financial measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. A reconciliation from net earnings (loss) and net earnings (loss) per diluted share to adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share and from net earnings (loss) to EBITDA, which are discussed in this earnings release, is contained in the tables below. The non-GAAP financial measures discussed in this earnings release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP financial measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About inTEST Corporation

inTEST Corporation is a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy uses these strengths to grow and increase stockholder value by maximizing our businesses and by identifying, acquiring and optimizing complementary businesses.

For more information visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the impact of the COVID-19 pandemic on our business, liquidity, financial condition and results of operations, including as a result of evolving public health requirements in response to the pandemic such as government mandated facility closures, availability of employees, supply chain and distribution interruptions, customers’ inability or refusal to accept product deliveries and the sufficiency of our current level of working capital to address our cash requirements; indications of a change in the market cycles in the Semi Market or other markets we serve including as a result of the COVID-19 pandemic; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors, generally and as a result of the COVID-19 pandemic; the success of our strategy to diversify our business by entering markets outside the Semi Market; our ability to successfully consolidate our EMS operations without any impacts on customers shipments; the possibility of future acquisitions or dispositions and the successful integration of any acquired operations; our ability to borrow funds or raise capital to finance potential acquisitions; changes in the rates and timing of capital expenditures by our customers including as a result of the COVID-19 pandemic; success of product development programs; increases in raw material and fabrication costs associated with our products; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2019, quarterly reports on Form 10-Q for the quarter ended March 31, 2020 and the quarter ended June 30, 2020 and subsequent quarterly reports on Form 10-Q. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We undertake no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts
inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	laura@ga-ir.com
Tel: (808) 960-2642

– tables follow –

SELECTED FINANCIAL DATA

(Unaudited)

(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:

	Three Months Ended			Nine Months Ended
	9/30/2020	9/30/2019	6/30/2020	9/30/2020	9/30/2019

Net revenues	$14,443	$14,632	$13,275	$38,948	$47,046
Gross margin	6,450	7,205	6,067	17,384	22,760
Operating expenses:
Selling expense	1,747	2,044	1,761	5,560	6,505
Engineering and product development expense	1,316	1,261	1,217	3,825	3,753
General and administrative expense	2,960	3,094	2,888	8,732	10,549
Operating income (loss)	427	806	201	(733)	1,953
Other income (loss)	6	(12)	(18)	(44)	3
Earnings (loss) before income tax expense (benefit)	433	794	183	(777)	1,956
Income tax expense (benefit)	(25)	147	13	(262)	358
Net earnings (loss)	458	647	170	(515)	1,598

Net earnings (loss) per share – basic	$0.04	$0.06	$0.02	$(0.05)	$0.15
Weighted average shares outstanding – basic	10,270	10,421	10,252	10,248	10,406

Net earnings (loss) per share – diluted	$0.04	$0.06	$0.02	$(0.05)	$0.15
Weighted average shares outstanding – diluted	10,288	10,430	10,259	10,248	10,423

Condensed Consolidated Balance Sheets Data:

	As of:
	9/30/2020	6/30/2020	12/31/2019

Cash and cash equivalents	$9,473	$7,424	$7,612
Trade accounts receivable, net	9,533	9,457	9,296
Inventories	6,924	7,930	7,182
Total current assets	26,642	25,256	24,895
Net property and equipment	2,417	2,295	2,420
Total assets	62,789	59,858	59,715
Accounts payable	2,203	2,618	1,984
Accrued expenses	5,147	4,163	4,207
Total current liabilities	9,284	8,790	8,361
Noncurrent liabilities	8,682	6,889	6,520
Total stockholders' equity	44,823	44,179	44,834

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted Net Earnings (Non-GAAP) and Net Earnings (Loss) Per Share – Diluted (GAAP) to Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Three Months Ended			Nine Months Ended
	9/30/2020	9/30/2019	6/30/2020	9/30/2020	9/30/2019

Net earnings (loss) (GAAP)	$458	$647	$170	$(515)	$1,598
Acquired intangible amortization	307	312	309	927	944
Tax adjustments	(15)	(4)	(5)	(24)	(12)
Adjusted net earnings (Non-GAAP)	$750	$955	$474	$388	$2,530

Diluted weighted average shares outstanding	10,288	10,430	10,259	10,262	10,423

Net earnings (loss) per share – diluted:
Net earnings (loss) (GAAP)	$0.04	$0.06	$0.02	$(0.05)	$0.15
Acquired intangible amortization	0.03	0.03	0.03	0.09	0.09
Tax adjustments	-	-	-	-	-
Adjusted net earnings per share – diluted (Non-GAAP)	$0.07	$0.09	$0.05	$0.04	$0.24

Reconciliation of Net Earnings (Loss) (GAAP) to EBITDA (Non-GAAP):

	Three Months Ended			Nine Months Ended
	9/30/2020	9/30/2019	6/30/2020	9/30/2020	9/30/2019

Net earnings (loss) (GAAP)	$458	$647	$170	$(515)	$1,598
Acquired intangible amortization	307	312	309	927	944
Interest expense	4	-	25	29	-
Income tax expense (benefit)	(25)	147	13	(262)	358
Depreciation	164	170	155	474	535

EBITDA (Non-GAAP)	$908	$1,276	$672	$653	$3,435

Supplemental Information – Reconciliation of Fourth Quarter 2020 Estimated Net Earnings Per Share – Diluted (GAAP) to Estimated Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Low	High

Estimated net loss per share – diluted (GAAP)	$(0.08)	$(0.03)
Estimated acquired intangible amortization	0.03	0.03
Estimated tax adjustments	-	-
Estimated adjusted net earnings (loss) per share – diluted (Non-GAAP)	$(0.05)	$0.00

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